EXHIBIT 4.10

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of June 1, 1999, among IMS SYSTEMS LIMITED PARTNERSHIP, a North Carolina limited partnership ("IMS"), SPEEDWAY SCREEN PRINTING, LLC, a North Carolina limited liability company ("SPEEDWAY SCREEN PRINTING," and collectively with IMS, the "GUARANTEEING SUBSIDIARIES"), SPEEDWAY MOTORSPORTS, INC., a Delaware corporation (the "COMPANY"), the other Guarantors (as listed on the signature pages to the Indenture referred to below) and U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

         WHEREAS, the Company and the other Guarantors have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of May 11, 1999 providing for the issuance in an aggregate principal amount of up to $325,000,000 of the Company's 8 1/2% Senior Subordinated Notes due 2007 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances each of the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE");

         WHEREAS, the partnership interests of IMS are owned as follows: a 1% general partnership interest by the Company and a 99% limited partnership interest by SPR Acquisition Corporation, a California corporation and wholly-owned subsidiary of the Company;

         WHEREAS, Speedway Screen Printing is a wholly-owned subsidiary of Speedway Systems, LLC, a North Carolina limited liability company that is wholly-owned, in turn, by IMS; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees as follows (notwithstanding anything to the contrary in this Supplemental Indenture, such agreements of the Guaranteeing Subsidiaries shall be construed as identical to those agreements made by the Guarantors under the Indenture, and the obligations and rights of the Guaranteeing Subsidiaries hereunder shall be no more and no less than those of the Guarantors under the Indenture):

         (1) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under this Supplemental Indenture, the Indenture or the Notes, that:

             (1) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Supplemental Indenture, the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Supplemental Indenture, the Indenture and the Notes; and

             (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guaranteeing Subsidiaries and the Guarantors will be jointly and severally obligated to pay the same immediately.

         (2) The obligations of the Guaranteeing Subsidiaries hereunder and under the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of this Supplemental Indenture, the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof, of the Indenture or of the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (3) The following is hereby waived by each of the Guaranteeing
Subsidiaries: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

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

         (4) This Note Guarantee shall not be discharged except by complete performance of the obligations contained herein, and in the Notes and the Indenture, and each of the Guaranteeing Subsidiaries accepts all obligations of a Guarantor under the Indenture.

         (5) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guaranteeing Subsidiaries or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company, the Guaranteeing Subsidiaries or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (6) Each of the Guaranteeing Subsidiaries agrees that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby and by the Indenture until payment in full of all obligations guaranteed hereby and by the Indenture.

         (7) As between the Guarantors and the Guaranteeing Subsidiaries, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby and by the Indenture may be accelerated as provided in Article VI of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and by the Indenture, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiaries for the purpose of this Note Guarantee.

         (8) The Guaranteeing Subsidiaries and the Guarantors shall have the right to seek contribution from any non-paying Guaranteeing Subsidiary or Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         (9) Notwithstanding anything to the contrary in this Supplemental Indenture or in Article XI of the Indenture, the aggregate amount of the Obligations guaranteed hereunder and under the Indenture by any Guaranteeing Subsidiary shall be reduced to the extent necessary to prevent the Note Guarantee of such Guaranteeing Subsidiary from violating or becoming voidable under any law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors.

         3. Execution and Delivery. Notwithstanding Section 11.02 of the Indenture, each of the Guaranteeing Subsidiaries agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4. Guaranteeing Subsidiaries May Consolidate Etc. on Certain Terms.

         (1) Except as set forth in Articles IV and V of the Indenture, nothing contained in this Supplemental Indenture, in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guaranteeing Subsidiary with or into the Company or shall prevent any sale or

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

conveyance of the property of a Guaranteeing Subsidiary as an entirety or substantially as an entirety, to the Company.

         (2) Except as set forth in Article IV of the Indenture, nothing contained in this Supplemental Indenture, in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guaranteeing Subsidiary with or into a corporation or corporations other than the Company (whether or not affiliated with the Guaranteeing Subsidiary), or successive consolidations or mergers in which a Guaranteeing Subsidiary or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guaranteeing Subsidiary as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guaranteeing Subsidiary) authorized to acquire and operate the same; PROVIDED, HOWEVER, that (i) each Guaranteeing Subsidiary hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Note Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of this Supplemental Indenture and the Indenture to be performed by such Guaranteeing Subsidiary, shall be expressly assumed (in the event that the Guaranteeing Subsidiary is not the surviving corporation in the merger) by supplemental indenture reasonably satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guaranteeing Subsidiary shall have been merged, or by the corporation which shall have acquired such property and (ii) immediately after giving effect to such transaction, no Default or Event of Default would exist. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Supplemental Indenture and the Indenture to be performed by the Guaranteeing Subsidiary, such successor corporation shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution of this Supplemental Indenture.

         5. Releases.

         (1) Concurrently with any sale of assets (including, if applicable, all of the capital stock of any Guaranteeing Subsidiary), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided, that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 of the Indenture if the assets sold in such sale or other disposition include all or substantially all of the assets of any Guaranteeing Subsidiary or all of the capital stock of any Guaranteeing Subsidiary, then such Guaranteeing Subsidiary (in the event of a sale or other disposition or all of the capital stock of such Guaranteeing


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

Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guaranteeing Subsidiary) shall be released and relieved of its obligations under its Note Guarantee or Section 11.03 of the Indenture, as the case may be; PROVIDED, that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guaranteeing Subsidiary from its obligations under its Note Guarantee.

         (2) Upon the release by all holders of Senior Indebtedness and Guarantor Senior Indebtedness of all guarantees issued by a Guaranteeing Subsidiary relating to such Senior Indebtedness and Guarantor Senior Indebtedness and all Liens on the property and assets of such Guaranteeing Subsidiary relating to Senior Indebtedness and Guarantor Senior Indebtedness, then such Guaranteeing Subsidiary shall be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that all holders of Senior Indebtedness and Guarantor Senior Indebtedness have released all guarantees issued by a Guaranteeing Subsidiary and all Liens on the property and assets of such Guaranteeing Subsidiary relating to such Senior Indebtedness and Guarantor Senior Indebtedness, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guaranteeing Subsidiary from its obligations under its Note Guarantee.

         (3) Any Guaranteeing Subsidiary not released from its obligations under its Note Guarantee pursuant to either of paragraphs (a) or (b) of this Section 5 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor or any Guaranteeing Subsidiary under this Supplemental Indenture or the Indenture, respectively, as provided in Article XI of the Indenture or this Supplemental Indenture, respectively.

         6. Subordination of Note Guarantees. The obligations of each Guaranteeing Subsidiary under its Note Guarantee pursuant to this Supplemental Indenture and Article XI of the Indenture shall be junior and subordinated to the Guarantor Senior Indebtedness of such Guaranteeing Subsidiary on the same basis as the Notes are junior and subordinated to Senior Indebtedness. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guaranteeing Subsidiaries only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article X of the Indenture.

         7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of either of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company, any Guarantor or any of the Guaranteeing Subsidiaries under the Notes, the Subsidiary Guarantees, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

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

Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                     GUARANTEEING SUBSIDIARIES:

                                     IMS SYSTEMS LIMITED PARTNERSHIP

                                     By: Speedway Motorsports, Inc.,
                                         its general partner

                                     By: /s/ William R. Brooks
                                         -------------------------------
                                             Name:    William R. Brooks
                                             Title:   Vice President

                                     SPEEDWAY SCREEN PRINTING, LLC

                                     By: /s/ William R. Brooks
                                         -------------------------------
                                             Name:    William R. Brooks
                                             Title:   Manager


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
                                     COMPANY:


                                     SPEEDWAY MOTORSPORTS, INC.

                                     By: /s/ William R. Brooks
                                         -------------------------------
                                             Name:    William R. Brooks
                                             Title:   Vice President


                                    GUARANTORS:

                                    ATLANTA MOTOR SPEEDWAY, INC.

                                    By: /s/ William R. Brooks
                                        -------------------------------
                                            Name:    William R. Brooks
                                            Title:   Vice President

                                   BRISTOL MOTOR SPEEDWAY, INC.

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President


                                   CHARLOTTE MOTOR SPEEDWAY, INC.

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President

                                   SPR ACQUISITION CORPORATION

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President

                                   TEXAS MOTOR SPEEDWAY, INC.

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President

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

                                   600 RACING, INC.

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President

                                   SONOMA FUNDING CORPORATION

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President

                                   SPEEDWAY CONSULTING & DESIGN, INC.

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President

                                   THE SPEEDWAY CLUB, INC.

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President

                                   INEX CORP.

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Vice President

                                   SPEEDWAY FUNDING CORP.

                                   By: /s/ Victoria L. Garrett
                                       --------------------------------
                                           Name:    Victoria L. Garrett
                                           Title:   Vice President

                                   LAS VEGAS MOTOR SPEEDWAY, LLC

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Manager

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

                                   SMI SYSTEMS, LLC

                                   By: /s/ William R. Brooks
                                       --------------------------------
                                           Name:    William R. Brooks
                                           Title:   Manager

                                   SPEEDWAY SYSTEMS, LLC

                                   By:  IMS Systems Limited Partnership, its
                                        sole manager

                                        By:  Speedway Motorsports, Inc., its
                                             general partner

                                             By: /s/ William R. Brooks
                                                 -------------------------------
                                                     Name:    William R. Brooks
                                                     Title:   Vice President

                                   TRUSTEE:

                                   U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee.

                                   By: /s/ Nancie J. Arvin
                                       --------------------------------
                                       Authorized Signatory


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